UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 34, Box 10, Watkins, CO 80137
(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code
(303) 292-3456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
 ☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.
Item 4.01
Changes in Registrant's Certifying Accountant.
Previous independent registered public accounting firm.
On January 13, 2017, GHP Horwath, P.C. (“GHP”) notified the Registrant that it was resigning as the Registrant’s independent registered public accounting firm. GHP resigned because the partners and employees of GHP have joined Crowe Horwath LLP (“Crowe”).
The reports of GHP on the Registrant’s financial statements for the fiscal years ended August 31, 2015 and 2016 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended August 31, 2015 and 2016 and through January 13, 2017, the Registrant has not had any disagreements with GHP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to GHP’s satisfaction, would have caused it to make reference thereto in its reports on the Registrant’s financial statements for the relevant periods. During the fiscal years ended August 31, 2015 and 2016 and through January 13, 2017, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.
The Registrant provided GHP with a copy of this disclosure as set forth under this Item 4.01 and requested GHP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from GHP is attached hereto as Exhibit 16.1.
New independent registered public accounting firm.
On January 16, 2017 the Audit Committee of the Board of Directors (the “Board”) of the Registrant engaged Crowe to serve as the independent registered public accounting firm for the Registrant effective as of that date.
During the fiscal years ended August 31, 2015 and 2016 and through January 16, 2017, the Registrant did not consult with Crowe regarding (a) the application of accounting principles to a specified transaction, (b) the type of audit opinion that might be rendered on the Registrant's financial statements by Crowe, in either case where written or oral advice provided by Crowe would be an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues or (c) any other matter that was the subject of a disagreement between the Registrant and its former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 8.01
Other Events.

As a result of its change of independent accounting firms, the Board is withdrawing Proposal 2 from the shareholder vote at the Registrant’s annual meeting on January 18, 2017. Proposal 2 was to ratify the appointment of GHP as the Registrant’s independent registered public accounting firm for the fiscal year ending August 31, 2017. The Registrant does not intend to submit at the upcoming annual meeting any other proposal for ratification with respect to the appointment of an independent accounting firm.

Item 9.01
Financial Statements and Exhibits.
(d)           Exhibits.
Exhibit No.	Description
16.1	Letter of GHP Horwath, P.C.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2017
PURE CYCLE CORPORATION

By:
/s/ Mark W. Harding
    Mark W. Harding
    President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
16.1	Letter of GHP Horwath, P.C.